Exhibit 5.1

+1 212 230 8800 (t)

+1 212 230 8888 (f)

wilmerhale.com

February 28, 2020

Medtronic Public Limited Company

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

Medtronic Global Holdings S.C.A.

Espace Monterey

40, avenue Monterey, Ground Floor

L-2163 Luxembourg

Medtronic, Inc.

710 Medtronic Parkway

Minneapolis, MN 55432

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Medtronic Public Limited Company, a public limited company organized under the laws of Ireland (the “Company”), Medtronic Global Holdings S.C.A., a partnership limited by shares (société en commandite par actions) organized under the laws of the Grand Duchy of Luxembourg (“Medtronic Luxco”) and Medtronic, Inc., a Minnesota corporation (“Medtronic, Inc.”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company, Medtronic Luxco and Medtronic, Inc. (the “Securities”):

(i)	senior debt securities of Medtronic Luxco (the “Medtronic Luxco Senior Debt Securities”);

(ii)

subordinated debt securities of Medtronic Luxco (the “Medtronic Luxco Subordinated Debt Securities” and, together with the Medtronic Luxco Senior Debt Securities, the “Medtronic Luxco Debt Securities”);

(iii)	senior debt securities of Medtronic, Inc. (the “Medtronic, Inc. Debt Securities”);

(iv)	guarantees by the Company of the Medtronic Luxco Debt Securities and Medtronic, Inc. Debt Securities (collectively, the “Company Debt Guarantees”);

(v)	guarantees by Medtronic Luxco of the Medtronic, Inc. Debt Securities (the “Medtronic Luxco Debt Guarantees”); and

Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York 10007

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Medtronic Public Limited Company

Medtronic Global Holding S.C.A.

Medtronic, Inc.

February 28, 2020

(vi)	guarantees by Medtronic, Inc. of the Medtronic Luxco Debt Securities (the “Medtronic, Inc. Debt Guarantees”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as U.S. counsel for the Company, Medtronic Luxco and Medtronic, Inc. in connection with the filing of the Registration Statement. The Medtronic Luxco Senior Debt Securities and the guarantees thereof may be issued pursuant to the senior indenture filed as Exhibit 4.1 to the Registration Statement, dated as of March 28, 2017 (the “Medtronic Luxco Senior Indenture”) among Medtronic Luxco, as issuer, the Company and Medtronic, Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee (the “Senior Trustee”), which Trustee has been duly qualified under the Trust Indenture Act of 1939, as amended; the Medtronic Luxco Subordinated Debt Securities and the guarantees thereof may be issued pursuant to a subordinated indenture in the form of Exhibit 4.3 to the Registration Statement to be entered into (the “Medtronic Luxco Subordinated Indenture”) among Medtronic Luxco, as issuer, the Company and Medtronic, Inc., as guarantors, and a trustee to be named (the “Subordinated Trustee” and together with the Senior Trustee, the “Trustees”); and the Medtronic, Inc. Debt Securities and the guarantees thereof may be issued pursuant to the senior indenture filed as Exhibit 4.5 to the Registration Statement, dated as of December 10, 2014 between Medtronic, Inc. and the Senior Trustee, as amended by the second supplemental indenture filed as Exhibit 4.6 to the Registration Statement, dated as of January 26, 2015 between the Company and the Senior Trustee and the third supplemental indenture filed as Exhibit 4.7 to the Registration Statement, dated as of January 26, 2015 between Medtronic Luxco and the Senior Trustee (as so amended and supplemented, the “Medtronic, Inc. Indenture;” each of the Medtronic Luxco Senior Indenture, the Medtronic Luxco Subordinated Indenture and the Medtronic, Inc. Indenture, an “Indenture,” and collectively, the “Indentures”).

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. For purposes of this opinion, we have also examined and relied without investigation upon the accuracy of (i) the opinion letter of A&L Goodbody, Irish counsel for the Company, dated the date hereof and filed as Exhibit 5.2 to the Registration Statement; (ii) the opinion letter of DLA Piper Luxembourg S.à r.l., Luxembourg counsel for Medtronic Luxco dated the date hereof and filed as Exhibit 5.3 to the Registration Statement; and (iii) the opinion letter of Thomas L. Osteraas, Principal Legal Counsel, Corporate & Securities of Medtronic, Inc., dated the date hereof and filed as Exhibit 5.4 to the Registration Statement.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such original documents.

Medtronic Public Limited Company

Medtronic Global Holding S.C.A.

Medtronic, Inc.

February 28, 2020

We have relied as to certain matters on information obtained from public officials and officers of the Company, Medtronic Luxco and Medtronic, Inc., and we have assumed that: (i) the Registration Statement will be effective and will comply with all applicable laws at the time Securities are offered or issued as contemplated by the Registration Statement, (ii) one or more prospectus supplements and term sheets, as applicable, will be prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable prospectus supplement; (iv) (a) in the case of any Medtronic Luxco Subordinated Debt Securities, the Medtronic Luxco Subordinated Indenture will have been duly authorized, executed and delivered by all parties thereto in substantially the form filed as Exhibit 4.3 to the Registration Statement and (b) any supplemental indenture relating to a series of Medtronic Luxco Debt Securities or Medtronic, Inc. Debt Securities, as applicable, will be duly authorized, executed and delivered by all parties thereto; (v) the applicable Trustee will be duly eligible to serve as trustee; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company; and (vii) the opinion letter of A&L Goodbody, which is being filed as Exhibit 5.2 to the Registration Statement, the opinion letter of DLA Piper Luxembourg S.à.r.l., which is being filed as Exhibit 5.3 to the Registration Statement and the opinion letter of Thomas L. Osteraas, which is being filed as Exhibit 5.4 to the Registration Statement are accurate and at the time of any offer or sale of the Securities.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, Medtronic Luxco and Medtronic, Inc., and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company, Medtronic Luxco or Medtronic, Inc., or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company, the general partner of Medtronic Luxco or the Board of Directors of Medtronic, Inc. (or any person or persons acting pursuant to authority properly delegated to such person or persons) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

Medtronic Public Limited Company

Medtronic Global Holding S.C.A.

Medtronic, Inc.

February 28, 2020

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing; (iii) general equitable principles; and (iv) acceleration of the Securities which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York. We also express no opinion herein with respect to compliance by the Company, Medtronic Luxco or Medtronic, Inc. with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction. We have not acted as counsel for the Company, Medtronic Luxco and Medtronic, Inc. with respect to matters of Minnesota, Luxembourg, Irish or other applicable foreign law.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, Medtronic Luxco or Medtronic, Inc., (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.        With respect to the Medtronic Luxco Debt Securities, when (i) all valid and necessary company action of Medtronic Luxco has been taken by Medtronic Luxco in conformity with Medtronic Luxco’s organizational documents (the “Medtronic Luxco Authorizing Actions”), (ii) in the case of the Medtronic Luxco Subordinated Debt Securities, the Medtronic Luxco Subordinated Indenture has been duly authorized, executed and delivered, (iii) the terms of the Medtronic Luxco Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Medtronic Luxco Authorizing Actions, (iv) such Medtronic Luxco Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated

Medtronic Public Limited Company

Medtronic Global Holding S.C.A.

Medtronic, Inc.

February 28, 2020

by the Registration Statement, the Prospectus and the applicable prospectus supplement and (v) Medtronic Luxco has received the consideration provided for in the Medtronic Luxco Authorizing Actions, such Medtronic Luxco Debt Securities will constitute valid and binding obligations of Medtronic Luxco, enforceable against Medtronic Luxco in accordance with their terms.

2.        With respect to the Medtronic, Inc. Debt Securities, when (i) all valid and necessary company action of Medtronic, Inc. has been taken by Medtronic, Inc. in conformity with Medtronic, Inc.’s organizational documents (the “Medtronic, Inc. Authorizing Actions”) (ii) the terms of the Medtronic, Inc. Debt Securities and of their issuance and sale have been duly established in conformity with the Medtronic, Inc. Indenture and the Medtronic, Inc. Authorizing Actions, (iii) such Medtronic, Inc. Debt Securities have been duly executed and authenticated in accordance with the Medtronic, Inc. Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement and (iv) Medtronic, Inc. has received the consideration provided for in the Medtronic, Inc. Authorizing Actions, such Medtronic, Inc. Debt Securities will constitute valid and binding obligations of Medtronic, Inc., enforceable against Medtronic, Inc. in accordance with their terms.

3.        With respect to the Company Debt Guarantees, when (i) all valid and necessary company action of the Company has been taken by the Company in conformity with the Company’s organizational documents (the “Company Authorizing Actions”), (ii) in the case of the Medtronic Luxco Subordinated Debt Securities, the Medtronic Luxco Subordinated Indenture has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of the applicable Medtronic Luxco Debt Securities or Medtronic, Inc. Debt Securities, as applicable, and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Medtronic Luxco Authorizing Actions or the Medtronic, Inc. Authorizing Actions, as applicable, (iv) the terms of such Company Debt Guarantees have been duly established in conformity with the applicable Indenture and the Company Authorizing Actions, (v) such Medtronic Luxco Debt Securities or Medtronic, Inc. Debt Securities, as applicable, have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, (vi) the notations of guarantee on such Medtronic Luxco Debt Securities or Medtronic, Inc. Debt Securities have been duly executed by the Company and (vii) Medtronic Luxco or Medtronic, Inc., as applicable, has received the consideration provided for in the Medtronic Luxco Authorizing Actions or the Medtronic, Inc. Authorizing Actions, as applicable, such Company Debt Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.        With respect to the Medtronic Luxco Debt Guarantees, when (i) each of the Medtronic Luxco Authorizing Actions has been taken, (ii) the terms of the Medtronic, Inc. Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Medtronic, Inc. Authorizing Actions, (iii) the terms of such Medtronic Luxco Debt Guarantees have been duly established in conformity with the Medtronic,

Medtronic Public Limited Company

Medtronic Global Holding S.C.A.

Medtronic, Inc.

February 28, 2020

Inc. Indenture and the Medtronic Luxco Authorizing Actions, (iv) such Medtronic, Inc. Debt Securities have been duly executed and authenticated in accordance with the Medtronic, Inc. Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, (v) the notations of guarantee on such Medtronic, Inc. Debt Securities have been duly executed by Medtronic Luxco and (vi) Medtronic, Inc. has received the consideration provided for in the Medtronic, Inc. Authorizing Actions, such Medtronic Luxco Debt Guarantees will constitute valid and legally binding obligations of Medtronic Luxco, enforceable against Medtronic Luxco in accordance with their terms.

5.        With respect to the Medtronic, Inc. Debt Guarantees, when (i) each of the Medtronic, Inc. Authorizing Actions has been taken, (ii) in the case of the Medtronic Luxco Subordinated Debt Securities, the Medtronic Luxco Subordinated Indenture has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of the Medtronic Luxco Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Medtronic Luxco Authorizing Actions, (iv) the terms of such Medtronic, Inc. Debt Guarantees have been duly established in conformity with the applicable Indenture and the Medtronic, Inc. Authorizing Actions, (v) such Medtronic, Inc. Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, (vi) the notations of guarantee on such Medtronic Luxco Debt Securities have been duly executed by Medtronic, Inc. and (vii) Medtronic Luxco has received the consideration provided for in the Medtronic Luxco Authorizing Actions, such Medtronic, Inc. Debt Guarantees will constitute valid and legally binding obligations of Medtronic, Inc., enforceable against Medtronic, Inc. in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein, in the Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Medtronic Public Limited Company

Medtronic Global Holding S.C.A.

Medtronic, Inc.

February 28, 2020

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner